Exhibit 1

AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT

AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of January 22, 2016, by and among 福建泰禾投资有限公司 (Fujian Thai Hot Investment Co., Ltd), an entity organized under the laws of the People’s Republic of China (the “Purchaser”), OCM Principal Opportunities Fund IV, L.P., a California limited partnership (“OCM Fund”), MTS Health Investors II, L.P., a Delaware limited partnership (“MTS”), Alliance-Oaktree Co-Investors, LLC, a Delaware limited liability company (“Co-Investors”), Alliance-MTS Co-Investors I, LLC, a Delaware limited liability company (“Co-Investors I”), Alliance-MTS Co-Investors II, LLC, a Delaware limited liability company (“Co-Investors II”), and  Larry C. Buckelew (“Buckelew” and, together with OCM Fund, MTS, Co-Investors, Co-Investors I and Co-Investors II, the “Sellers”).

RECITALS

WHEREAS, the Purchaser and the Sellers are party to that certain Stock Purchase Agreement, dated September 16, 2015 (as amended on January 6, 2016, the “Stock Purchase Agreement”);

WHEREAS, Section 8.2 of the Stock Purchase Agreement provides that the Stock Purchase Agreement may be amended in a writing signed by the Purchaser and the holders of a majority of shares owned by the Sellers;

WHEREAS, the Purchaser and the Sellers desire to amend the Stock Purchase Agreement as set forth in this Amendment; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     The following proviso shall be added to the end of Section 7.1(b) of the Stock Purchase Agreement:

“; provided, however, that if on the Termination Date the conditions set forth in Section 6.1(d) (PRC Filings/Registrations) shall not have been satisfied but all other conditions to Closing shall be satisfied or shall be capable of being satisfied upon satisfaction of the conditions to Closing set forth in such Section 6.1(d), then the Termination Date shall automatically be extended for an additional thirty (30) days”

2.     Section 8.7 of the Stock Purchase Agreement shall be deleted in its entirety and replaced with the following:

“Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.  In addition, the parties agree that (i) all filing/registration fees in connection with any filing/registration under the DPA, the HSR Act and with the NDRC, MOFCOM and a SAFE Designated Bank shall be borne 50% by the Purchaser, on one hand, and 50% by the Sellers, on the other hand and (ii) Specified Expenses (as defined below) and the Amendment Fee (as defined below) shall be allocated among the Sellers, on one hand, and the Purchaser, on the other hand, as follows: (x) the Purchaser shall pay Specified Expenses and the Amendment Fee in an amount equal to (A) the sum of $1,250,000, plus the product obtained by multiplying (1) the excess of the total amount of Specified Expenses and the Amendment Fee, less $1,250,000, by (2) 50%, (B) less the Amendment Fee multiplied by 10%; and (y) the Sellers shall pay Specified Expenses and the Amendment Fee in an amount equal to (I) the product obtained by multiplying (a) the total amount of Specified Expenses and the Amendment Fee, less $1,250,000, by (b) 50%, plus (II) the Amendment Fee multiplied by 10%, less (III) $600,000, representing the difference between $1,100,000 and the actual amount of any agent fee (but not the Amendment Fee) incurred by the Company in connection with the waivers, consents or amendment of the Credit Agreement contemplated by Section 6.1(e) above (the “Agent Fee”). For purposes hereof, (i) “Specified Expenses” means the sum of (a) all reasonable and documented third-party fees and expenses payable by the Company in connection the transactions contemplated hereby in excess of $1,000,000 (but excluding the Amendment Fee and the fees and expenses described in clause (b) below) and (b) all reasonable and documented third-party fees and expenses (including the Agent Fee but excluding the Amendment Fee) incurred by the Company in connection with the waivers, consents or amendment of the Credit Agreement contemplated by Section 6.1(e) above, it being acknowledged and agreed by the parties that the Agent Fee shall be deemed to equal $1,100,000 for purposes of this definition and (ii) the “Amendment Fee” means $24,903,439.56.  Each Seller hereby acknowledges and agrees that it shall bear its pro rata share of the expenses payable by the Sellers pursuant to this Section 8.7.”

3.     Except as expressly modified and superseded by this Amendment, the terms, representations, warranties, covenants and other provisions of the Stock Purchase Agreement are and shall continue to be in full force and effect in accordance with their respective terms.

4.     After the date hereof, all references in the Stock Purchase Agreement to “this Agreement,” “the transactions contemplated by this Agreement,” the Stock Purchase Agreement and phrases of similar import, shall refer to the Stock Purchase Agreement as amended by this Amendment (it being understood that all references to “the date hereof” or “the date of this Agreement” in the Stock Purchase Agreement shall continue to refer to September 16, 2015).

5.     The provisions of Article VIII (Miscellaneous) of the Stock Purchase Agreement shall apply mutatis mutandis to this Amendment, and to the Stock Purchase Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed or caused this Amendment No. 2 to Stock Purchase Agreement to be executed as of the date first written above.

福建泰禾投资有限公司(FUJIAN THAI HOT INVESTMENT CO., LTD)

By:	/s/ Qisen Huang
Name: Qisen Huang
Title: Chairman

[Signature Page to Amendment No. 2 to Stock Purchase Agreement]

OCM PRINCIPAL OPPORTUNITIES FUND IV, L.P.

By:	OCM PRINCIPAL OPPORTUNITIES FUND IV GP, L.P., its General Partner
By:	OCM PRINCIPAL OPPORTUNITIES FUND IV GP, LTD., its General Partner
By:	OAKTREE CAPITAL MANAGEMENT, LLC, Director

By:	/s/ Michael Harmon
Name: Michael Harmon
Title: Authorized Signatory

By:	/s/ Amy Rice
Name: Amy Rice
Title: Senior Vice President

ALLIANCE-OAKTREE CO-INVESTORS, LLC

By:	OCM PRINCIPAL OPPORTUNITIES FUND IV GP, L.P., its Managing Partner
By:	OCM PRINCIPAL OPPORTUNITIES FUND IV GP LTD., its General Partner
By:	OAKTREE CAPITAL MANAGEMENT, LLC, Director

By:	/s/ Michael Harmon
Name: Michael Harmon
Title: Authorized Signatory

By:	/s/ Amy Rice
Name: Amy Rice
Title: Senior Vice President

[Signature Page to Amendment No. 2 to Stock Purchase Agreement]

MTS HEALTH INVESTORS II, L.P.

By:	MTS HEALTH INVESTORS II GP, LLC, its General Partner
By:	MTS HEALTH INVESTORS II GP HOLDINGS, LLC, the Class A Member

By:	/s/ Curtis S. Lane
Name: Curtis S. Lane
Title: Senior Managing Director

ALLIANCE-MTS CO-INVESTORS I, LLC

By:	MTS HEALTH INVESTORS II GP, L.P., its Managing Member
By:	MTS HEALTH INVESTORS II GP HOLDINGS, LLC, the Class A Member

By:	/s/ Curtis S. Lane
Name: Curtis S. Lane
Title: Senior Managing Director

ALLIANCE-MTS CO-INVESTORS II, LLC

By:	MTS HEALTH INVESTORS II GP, L.P., its Managing Member
By:	MTS HEALTH INVESTORS II GP HOLDINGS, LLC, the Class A Member

By:	/s/ Curtis S. Lane
Name: Curtis S. Lane
Title: Senior Managing Director

[Signature Page to Amendment No. 2 to Stock Purchase Agreement]

By:	/s/ Larry C. Buckelew
Name: Larry C. Buckelew

[Signature Page to Amendment No. 2 to Stock Purchase Agreement]